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Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Insignia Solutions plc, which is incorporated by reference in Insignia Solutions plc's Annual Report on Form 10-K and Form 10-K / A for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
June 18, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS